                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
           (Including the Associated Preferred Share Purchase Rights)
                                       of
                                  CHIREX INC.
                                       to
                            COUSIN ACQUISITION, INC.
                     An indirect wholly owned subsidiary of
                                     RHODIA
                   (Not to be used for Signature Guarantees)

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $.01 per share (including the associated preferred share purchase rights) ("Shares"), of ChiRex Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Wilmington Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                            Wilmington Trust Company

   By Facsimile Transmission (for Eligible Institutions only): (302) 651-1079

                      Confirm by Telephone: (302) 651-8869

              By Mail:                       By Hand or Overnight Courrier:
      Wilmington Trust Company                  Wilmington Trust Company
     Corporate Trust Operations              1105 North Market Street, First
            P.O. Box 8861                                 Floor
      Wilmington, DE 19899-8861                   Wilmington, DE 19801

                                               Attention: Corporate Trust
                                                       Operations
   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   The Guarantee on the reverse side must be completed.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to Cousin Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Rhodia, a French corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 4, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.



 Number of Shares: _______________          ---------------------------------

                                            ---------------------------------
 Certificate Nos. (If Available):               Signature(s) of Holder(s)


 ---------------------------------          Dated:               , 2000


  [_]Check this box if Shares will          ---------------------------------
     be delivered by book-entry                Name(s) of Record Holder(s)
     transfer:                                   (Please Type or Print)


 Book-Entry Transfer Facility               ---------------------------------

                                                         Address
 Account No. _____________________

                                            ---------------------------------

                                                        Zip Code



                                            ---------------------------------
                                             Daytime Area Code and Telephone
                                                           No.


                                   GUARANTEE

                    (Not to be used for signature guarantee)

   The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three National Association of Securities Dealers Automated Quotation System (NASDAQ) trading days after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: ______________________    _______________________________________
                                                   Authorized Signature


Address: ___________________________    Name: _________________________________
                                                   Please Type or Print

____________________________________    Title: ________________________________
                           Zip Code


Area Code and Tel. No.: ____________    Dated: __________________________, 2000



               DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                            LETTER OF TRANSMITTAL.